UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2016, the Board of Directors of Oncothyreon Inc. (the “Company”) approved an amendment to the Company’s Bylaws to implement a majority vote standard instead of a plurality vote standard for the election of directors, which amendment shall be effective upon and subject to approval by the Company’s stockholders at the Company’s 2016 annual meeting. Specifically, as amended, Section 2.8 of the Company’s Bylaws will provide that each director shall be elected by the affirmative vote of a majority of the votes cast by the Company’s stockholders present in person or represented by proxy at a meeting at which such stockholders are entitled to vote on the election of directors; provided, however, that if the number of nominees exceeds the number of directors to be elected at such meeting, each of the directors to be elected at such meeting shall be elected by a plurality of the votes cast by stockholders present in person or represented by proxy at such meeting and entitled to vote on the election of directors.

A copy of the amended text of Section 2.8 of the Company’s Bylaws is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended text of the Bylaws of Oncothyreon Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Julie Eastland
Julie Eastland
Chief Financial Officer

Date: February 24, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended text of the Bylaws of Oncothyreon Inc.